Exhibit 99.2

Digivault Joins the Polymath Service Provider Marketplace

May 21, 2020, LONDON - Digivault, the secure digital asset custody provider, is going to be listed in the Polymath Service Provider Marketplace where security token issuers can connect with integrated providers including custody providers.

This will allow Digivault to broaden its reach into a burgeoning community of ecosystem participants, while offering Polymath users the opportunity to utilize Digivault’s simple and transparent custody services. Polymath provides organizations and issuers with the opportunity to create and manage a range of security tokens with ease and transparency, utilizing its smart contracts and its self-serve platform.

Digivault is committed to advancing transparency, security and inclusion in tokenized assets. Digivault believes that this collaboration with Polymath, which is also committed to building robust, regulatory adherent infrastructure, is an important stepping stone in the ascendance growth of the digital asset class, and this will expand the security infrastructure offerings for tokenized assets investors in the Polymath ecosystem while providing greater transparency for all users.

“Polymath has been driving industry-wide security token adoption. We are pleased to announce this collaboration, that recognizes the unparalleled security assurance of Digivault’s custody offering”, said Robert Cooper, Chief Executive Officer of Digivault.

Graeme Moore, Head of Tokenization at Polymath said “Digivault’s custody service is built from its foundation to be secure, driven by risk assessments and not relying on secrecy for security. At Polymath, we share this commitment to transparency and security, and it is brilliant to have Digivault join the strong network of providers that we have built”.

Digivault’s mantra of ‘Secure by Design’ is reinforced by internationally recognized standards and accreditations including Cyber Essentials Plus which is backed by the UK Government. Digivault has passed the rigorous process that ensures it has the measures in place to protect against the vast majority of common cyberattacks, including hacking, phishing, malicious software and ransomware and distributed denial of service (DDOS) attacks.

About Polymath (Polymath Network)

Polymath Network (Polymath) is a decentralized platform that makes it easy to create and manage security tokens. The platform simplifies the complex challenges of security tokens and aims to bring the multi-trillion-dollar financial securities market to the blockchain.

About Digivault

Digivault was founded in December 2018 in London by a team of IT solution delivery experts from the finance and security sectors to deliver enterprise grade cold, and warm, digital asset custody solutions that would operate in harmony with one another. As a Diginex Group company, Digivault is able to support both internal and external clients with the same exacting standards. For more information visit: https://www.digivault.com/

About Diginex

Diginex is a blockchain financial services and technology company. Diginex partners with institutional investors, corporations and governments to make digital assets more accessible and business processes more efficient and secure. Diginex believes its collaborative approach and pursuit of global cooperation is optimal to drive institutional adoption of blockchain technologies and the regulated use of digital assets. For more information visit: https://www.diginex.com/

Follow Diginex on social media on Twitter @DiginexGlobal, on Facebook @DiginexGlobal, and on LinkedIn.

Press Contacts:

Heather Dale

Diginex

E: heather.dale@diginex.com

Tel: +852 9274 3312

Disclaimer

8i Enterprises Acquisition Corp, a British Virgin Islands business company (“JFK”), Diginex Limited, a Singapore public company limited by shares (“Singapore NewCo”), DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company (“BVI NewCo”), and Diginex Limited, a Hong Kong company (“Diginex”), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of JFK ordinary shares in respect of the proposed transaction among such persons (the “Business Combination”). Information about JFK’s directors and executive officers and their ownership of JFK’s ordinary shares is set forth in JFK’s Annual Report on Form 10-K, dated September 18, 2019, filed with the Securities and Exchange Commission (the “SEC”), as modified or supplemented by any Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement/prospectus included in the Registration Statement on Form F-4 jointly filed bv Singapore NewCo and JFK pertaining to the Business Combination (the “Form F-4”). These documents can be obtained free of charge from the sources indicated below.

In connection with the Business Combination, Singapore NewCo has filed the Form F-4, which includes and serves as a proxy statement/prospectus for JFK’s shareholders. Promptly after the Form F-4 is declared effective by the SEC, JFK will mail the definitive proxy statement/prospectus and a proxy card to each shareholder entitled to vote at the meeting relating to the approval of the Business Combination and other proposals set forth in the proxy statement. INVESTORS AND SECURITY HOLDERS OF JFK ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT JFK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JFK, SINGAPORE NEWCO, BVI NEWCO, DIGINEX AND THE BUSINESS COMBINATION. The preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the Business Combination (when they become available), and any other documents filed by JFK with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to 8i Enterprises Acquisition Corp, 6 Eu Tong Sen Street, #08-13 The Central, Singapore.